UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

FOOTHILLS EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55872	27-3439423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10940 Wilshire Blvd., 23rd Floor

Los Angeles, CA 90024

(Address of principal executive offices) (Zip Code)

(424) 901-6655

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Increase in Authorized Shares of Common Stock

On June 17, 2019, Foothills Exploration, Inc. (the “Company”) received from the Secretary of State of the State of Delaware confirmation of the effective filing of the Company’s Certificate of Amendment to its Certificate of Incorporation (the “Charter Amendment”), increasing the number of shares of Common Stock the Company is authorized to issue from One Hundred Million (100,000,000) to Four Hundred Seventy-Five Million (475,000,000) (the “Increase in Authorized Shares”).

The above description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

As previously disclosed in a Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on May 23, 2019, the Increase in Authorized Shares was approved by our stockholders on April 18, 2019. On that date, the Company received written consent in lieu of a meeting of Stockholders (the “Written Consent”) from holders of shares of voting securities representing approximately 56.5% of the total issued and outstanding shares of voting securities of the Company authorizing the Board of Directors of the Company to adopt an amendment to the Company’s Certificate of Incorporation, as amended, to effect the Increase in Authorized Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
3.1*	Amendment to Certificate of Incorporation.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2019

FOOTHILLS EXPLORATION, INC.

By:	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer